Exhibit 21

                           PLAYBOY ENTERPRISES, INC.

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The  following  are   wholly-owned  or   partially-owned   subsidiaries  of  the
corporations preceding them that are less indented. Unless otherwise indicated, each corporation is a 100%-owned subsidiary of PLAYBOY ENTERPRISES, INC., or the last preceding less-indented corporation, as the case may be:

PLAYBOY ENTERPRISES, INC. (Delaware 4-30-98)
--------------------------------------------

     PEI HOLDINGS, INC. (Delaware 11-24-98)
     --------------------------------------

         SPICE ENTERTAINMENT, INC. (Delaware 5-13-92)
                  CPV PRODUCTIONS, INC. (Delaware 3-5-94)
                  CYBERSPICE, INC. (Delaware 4-19-94)
                  MH PICTURES, INC. (California 2-11-93)
                  PLANET SPICE, INC. (Delaware 12-22-00)
                  SEI 4 ApS (Denmark 10-1-98)
                  SPICE DIRECT, INC. (Delaware 10-26-92)
                  SPICE INTERNATIONAL, INC. (Delaware 7-31-92)
                  SPICE NETWORKS, INC. (New York 8-21-87)
                  SPICE PRODUCTIONS, INC. (Nevada 9-21-94)

         PLAYBOY ENTERPRISES INTERNATIONAL, INC. (Delaware 5-27-64)
                  ALTA LOMA ENTERTAINMENT, INC. (Delaware 8-30-01) ITASCA HOLDINGS, INC. (Illinois 7-30-87)
                  LAKE SHORE PRESS, INC. (Delaware 11-26-69)
                           Branches
                           --------
                           Hong Kong
                           Japan

                  LIFESTYLE BRANDS, LTD. (Delaware 9-14-70)
                  PLANET  PLAYBOY,  INC. (Delaware  9-29-99)  Name  changed from
                                         Playboy  International,  Inc. and filed
                                         with Delaware on 1/10/00
                           Branches
                           --------
                           Finland
                           Hong Kong
                           Japan
                           Norway

                           PLANET PLAYBOY BRAZIL LICENCIAMENTO DE NOMES DE
                              DOMINIO LTDA.  (Planet Playboy Brazil Domain Names
                              Licensing   Limited  -  Rio  de  Janeiro,   Brazil
                              September 14, 2002)

                  PLAYBOY CLUBS INTERNATIONAL, INC. (Delaware 1-15-60)
                           PLAYBOY CLUB OF HOLLYWOOD, INC. (Delaware 10-30-61) PLAYBOY CLUB OF NEW YORK, INC. (New York 10-14-60) PLAYBOY OF LYONS, INC. (Wisconsin 7-23-65)
                           PLAYBOY OF SUSSEX, INC. (Delaware 7-22-68)
                           PLAYBOY PREFERRED, INC. (Illinois 8-11-66)


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

                  PLAYBOY.COM,   INC.  (Delaware  11-25-98)  Name  changed  from
                  Playboy Online, Inc. on 12/14/99

                           PLAYBOY.COM INTERNET GAMING, INC. (Delaware 12-19-00)
                               PLAYBOY.COM RACING, INC. (Delaware 2-27-01)
                               PLAYBOY.COM INTERNET GAMING (GIBRALTAR) LIMITED
                                                           (Gibraltar 2/12/01)

                           SPICETV.COM, INC.(Delaware - 3/8/00 Name changed from
                                            Cyberspice.com, Inc. on 3/2/01)

                  PLAYBOY ENTERTAINMENT GROUP, INC. (Delaware 11-30-89)
                           ADULTVISION COMMUNICATIONS, INC. (Delaware 5-12-95) ALTA LOMA DISTRIBUTION, INC. (Delaware 7-7-69)
                           AL ENTERTAINMENT,  INC. (California 4-3-98) formerly
                                                   known     as    Alta     Loma
                                                   Entertainment,  Inc.  -  name
                                                   change: 9/26/01
                           RIDANTA, INC. (California 3-19-03)
                                                   formerly   known  as  Andrita
                                                   Studios,  Inc. - name change:
                                                   5/1/08

                           CJI HOLDINGS, INC. (Delaware 1-27-06)
                               CLUB JENNA, INC. (converted to Delaware 05-02-07; originally incorporated in Colorado 12-1-99) DOLCE AMORE, INC. (converted to Delaware
                                                   05-02-07;          originally
                                                   incorporated    in   Colorado
                                                   11-17-99)
                               Y-TEL WIRELESS, LLC (3) (originally incorporated
                                                   in     Colorado      10-8-03;
                                                   converted     to     Delaware
                                                   05-02-07)

                           ICS ENTERTAINMENT, INC. (Delaware 12-22-65)
                                                   Name  changed from After Dark
                                                   Video, Inc. on 7-27-05
                           IMPULSE PRODUCTIONS, INC. (Delaware 1-9-84)
                           INDIGO ENTERTAINMENT, INC. (Illinois 11-5-76) MYSTIQUE FILMS, INC. (California 6-16-95)
                           PLAYBOY TV INTERNATIONAL, LLC (PTVI) (1) (Delaware
                                                                    6-15-99)
                               CANDLELIGHT MANAGEMENT LLC (Delaware 11-30-00)
                                       1945/1947 CEDAR RIVER C.V. (Netherlands
                                       Limited Partnership) (2)
                               CHELSEA COURT HOLDINGS, LLC (Delaware 11-30-00) CLARIDGE ORGANIZATION LLC (Delaware 11-30-00)
                                  STICHTING 1945/1947 LA LAGUNA (Netherlands
                                                                Trust)
                               PLAYBOY TV INTERNATIONAL B.V. (Netherlands)
                               PLAYBOY TV UK LIMITED (UK)
                                  PLAYBOY TV/UK BENELUX LTD. (United Kingdom)
                               STV INTERNATIONAL B.V. (Netherlands)
                           PRECIOUS FILMS, INC. (California 9-28-94)
                           SEI INC. ApS (Denmark 10-1-98)
                           WOMEN PRODUCTIONS, INC. (California 11-1-95)

                  PLAYBOY FORUM SHOPS, INC. (Delaware 07-30-08)

                  PLAYBOY GAMING INTERNATIONAL, LTD. (Delaware 8-26-70)
                           PLAYBOY CRUISE GAMING, INC. (Delaware 6-24-98) PLAYBOY GAMING UK, LTD. (Delaware 6-1-00)


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                  PLAYBOY GAMING NEVADA, INC. (Nevada 8-12-98)

                  PLAYBOY JAPAN, INC. (Delaware 3-4-99)
                           Branches
                           --------
                           Japan

                  PLAYBOY MACAO LLC (Delaware 06-13-07 and Illinois 06-15-07) PLAYBOY MODELS, INC. (Illinois 8-8-56)
                  PLAYBOY PRODUCTS & SERVICES INTERNATIONAL, B.V. (Netherlands
                                                                  4-14-77)
                  PLAYBOY PROPERTIES, INC. (Delaware 11-29-63)
                  PLAYBOY SHOWS, INC. (Delaware10-7-68)
                  SPECIAL EDITIONS, LTD. (Delaware 5-1-79)
                  SPICE HOT ENTERTAINMENT, INC. (Delaware 6-29-01)
                  SPICE PLATINUM ENTERTAINMENT, INC. (Delaware 6-29-01) STEELTON, INC (Delaware 2-6-68)
                  TELECOM INTERNATIONAL, INC. (Florida 3-8-94)

*THE HUGH M. HEFNER FOUNDATION (an Illinois not-for-profit corporation 2-13-64)

(1) PTVI is 95% owned by Playboy Entertainment Group, Inc. and 5% owned by Adultvision Communications, Inc.
(2) 1945/1947 Cedar River is 99.998 % owned by Chelsea Court Holdings LLC, 0.001% owned by Candlelight Management LLC and 0.001% owned by Stichting 1945/1947 La Laguna.
(3) Y-Tel Wireless, LLC is 61.95% owned by Club Jenna, Inc. and 38.05% owned by CJI Holdings, Inc.

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